UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

Commission file number 001-33606
___________

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Validus Holdings, Ltd. (the "Company") is filing this Current Report on Form 8-K (this “Report”) in connection with the potential offering by its wholly owned subsidiary, Validus Holdings (UK) plc (the “Issuer”), of the Issuer’s senior notes (the “Senior Notes”), to add Note 29 to the Company’s audited Consolidated Financial Statements included within Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”), filed with the SEC on February 24, 2015.

This additional note to the financial statements provides condensed consolidating financial information in accordance with Rule 3-10(c) of Regulation S-X as the Senior Notes, upon issuance, would be fully and unconditionally guaranteed by the Company. To reflect the addition of Note 29, Part II, Item 8 of the 2014 Form 10-K is hereby amended by replacing the Company's Consolidated Financial Statements and the notes thereto with the contents of Exhibit 99.1 hereto, which Exhibit 99.1 is incorporated by reference herein. Because this Report is being filed solely for the purposes described above, and only affects the Consolidated Financial Statements specified above, the other information contained in the 2014 Form 10-K remains unchanged. No attempt has been made in this Report nor in the Exhibits hereto to modify or update disclosures in the 2014 Form 10-K except as described in this Report. Accordingly, this Report and the Exhibits hereto should be read in conjunction with the 2014 Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

23	Consent of Independent Registered Public Accounting Firm

99.1	Part II, Item 8: Financial Statements and Supplementary Data of the Company's Annual Report on Form 10-K for the year ended December 31, 2014

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel